Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement") is dated December 10, 2010 and is between Sinobiomed Inc., a Delaware corporation, with offices at Room 4304, 43/F China Resources Building, 26 Harbour Road, Wan Chai, Hong Kong ("Buyer"), and Keychain, Ltd. (Keychain) ("Seller").

1.               PURCHASE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell and deliver to Buyer and Buyer agrees to purchase from Seller on the Closing Date (as defined in Section 1.3), all of Seller's right, title and interest in and to all the Keychain assets and properties of Seller set forth on Schedule A (collectively, the "Assets") free and clear of all liens, pledges, charges, claims, actions, suits, proceedings, security interests or other encumbrances of any sort ("Liens").

2.               CONSIDERATION. The purchase price of the Assets shall be US$225,000.00, deliverable in 4,500,000 shares of the Buyer’s Common Stock, par value .001 per share (the “Purchase Shares”). Any and all sales, transfer and use taxes ("Sales Taxes") imposed or levied by reason of the sale of the Assets to the Buyer shall be paid by Seller.

3.               CLOSING. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) not later than December 10, 2010 or such other date as the Buyer and Seller may mutually determine (the “Closing Date”).

4.               CLOSING DELIVERIES. At the Closing:

a.               Seller shall deliver to Buyer (i) an Assignee’s Bill of Sale for the Assets in substantially the form of Exhibit A hereto selling and delivering to Buyer title to all of Seller's right, title and interest in and to the Assets, free and clear of all Liens; (ii) an Assignment and Assumption Agreement pursuant to which Seller shall assign and Buyer shall assume and agree to pay the Assumed Liabilities; and (iii) such other documents as may be reasonably requested by Buyer in connection with the consummation of the transactions contemplated by this Agreement.

b.               Buyer shall deliver to Seller (i) the stock certificate(s) representing the Purchase Shares; (ii) an executed counterpart of the Assignment and Assumption Agreement; and (iii) such other documents as may be reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement.

5.               ASSUMPTION OF LIABILITIES.

a.               ASSUMED LIABILITIES. At Closing Buyer shall assume and agree to pay, discharge or perform as appropriate only the following liabilities and obligations (the "Assumed Liabilities"): (i) all obligations with respect to the Assets arising on or after Closing; and (ii) all obligations under the Contracts (as defined below) arising on or after the Closing;

b.               RETAINED LIABILITIES. Except for the Assumed Liabilities, Buyer is not assuming, nor shall it in any way be liable or responsible for, any liabilities, obligations or debts of Seller, whether accrued, absolute, contingent or otherwise, arising before or after the Closing, whether or not such liabilities are related to the Assets.

6.               REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

a.               AUTHORIZATION OF SELLER. Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and to sell, assign, transfer and deliver to Buyer the Assets as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby. Seller is a corporation validly existing and in good standing under the laws of the People’s Republic of China.

b.               ENFORCEABILITY. This Agreement has been duly and validly executed by Seller, and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

c.               TITLE TO ASSETS; NO ENCUMBRANCES. Seller has good and valid title to all of the Assets and holds the Assets free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Assets to Buyer, Buyer will acquire good, valid and marketable title thereto free and clear of all Liens.

d.               ABSENCE OF CERTAIN CHANGES AND EVENTS. Seller has previously provided Buyer with a description of the Assets as of December 1, 2010, and since such date there has not been any event or condition of any character which has materially adversely affected, or may be expected to materially adversely affect the condition of the Assets. As of the date hereof, there has been no material adverse changes or developments in the condition (financial or otherwise) or prospects of Seller that have resulted, or could reasonably be expected to result, in a material adverse effect on the Assets. Seller has not taken any steps to seek protection pursuant to any bankruptcy law nor does Sellerhave any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. Seller is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section “Insolvent” means, with respect to Seller, (i) the present fair saleable value of Seller’s assets is less than the amount required to pay the Seller’s total liabilities (existing or contingent), (ii) Seller is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) Seller intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) Seller has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

e.               GOOD OPERATING CONDITION. The Assets are in good operating condition and are suitable and adequate for their intended use and conform in all material respects to all applicable laws.

f.               COMPLIANCE WITH LAWS. Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all applicable governmental authorities, where the failure to comply would have a material adverse effect on the Assets, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure so to comply.

g.               NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by Seller will violate or result in a breach of any term or provision of any agreement to which Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any properties or assets of Seller, including the Assets. Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by Seller of this Agreement, including the transfer of the Assets, that have been made or obtained prior to the date of this Agreement, other than the consents and waivers set forth in 1.3(b)(ii) hereof.

h.               PROPRIETARY RIGHTS. Seller (i) owns all right, title and interest in, (ii) is validly licensed, or (iii) is otherwise entitled to exercise, without restriction, all rights to all patents, trademarks, trade names, service marks, copyrights, trade secrets and other intellectual property rights, documentation, and all other tangible and intangible information or material in any form which form part of the Assets (“Intellectual Property”), free and clear of any Liens. All such Intellectual Property held by Seller are valid and enforceable.

7.               DEFAULT. If Seller fails to make the required deliveries at the Closing or otherwise defaults under this Agreement, then Buyer shall have the right to terminate this Agreement and thereupon this Agreement shall be null and void and of no legal effect whatsoever. If so terminated, each party hereto shall suffer their own losses, costs, expenses or damages arising out of, under or related to this Agreement.

8.               INDEMNITY. Seller shall indemnify, defend and hold Buyer harmless from and against any and all losses, liabilities, damages, costs and obligations (or actions or claims in respect thereof) (including reasonable counsel fees), which Buyer may suffer or incur arising out of or based upon: the breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement; the Assumed Liabilities; and the use of any of the Purchased Assets after the Closing.

9.               CONDITIONS PRECEDENT TO CLOSING. The performance by Seller and Buyer of their respective obligations under this Agreement is subject to the condition that on the Closing Date (a) Seller has made the required deliveries at the Closing (b) the representations of the Seller in Section 6 are true as of the Closing Date and (c) and no suit, action or other proceeding shall be pending before any court or governmental or regulatory authority which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

10.               NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

if to the Seller, to:

Keychain, Ltd.
60 Market Square, PO Box 364
Belize City, Belize
Attention: John Madsen
Telephone No.: +85268917797

if to the Buyer, to:

Sinobiomed, Inc.
Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong HKSAR
Attention: George Yu
Telephone No.: 852-2511-0238

11.               MISCELLANEOUS.

a.               SURVIVAL. The representations, warranties and covenants contained herein shall not survive the execution and delivery of this Agreement and Closing.

b.               AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Seller c. SEVERABILITY. Any provision of this Agreement that shall be prohibited or unenforceable shall be deemed ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. d. ENTIRE AGREEMENT. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written. e. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the Hong Kong without giving effect to any choice or conflict of law provision or rule (whether of Hong Kong or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Hong Kong. f. ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with these Rules. g. COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which when taken together constitute one and the same instruments. A signed counterpart is as binding as an original. h. HEADINGS; EXHIBITS. The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections of this Agreement. All lettered Exhibits are attached to and by this reference made a part of this Agreement. i. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, Buyer and Seller have caused this Asset Purchase Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

BUYER:
SINOBIOMED INC.

By:/s/ George Yu
George Yu
Chief Executive Officer

SELLER:
KEYCHAIN, LTD.

By:/s/ John Madsen
Name: John Madsen
Title: Director
Signature Page to Asset Purchase Agreement

SCHEDULE A

Description of Assets

QTY	DESCRIPTION

(10)	Customized Industrial Grade Server each Cabinets (1100x600x2200mm) inclusive with the following:
• Dual topside cable trays to support separate power and network cabling
• Detachable front, rear, & side doors with (2) Locks and (2) Individual Keys
• (2) Interior Shelves and (2) cable trays
• Dual 13amp 220VAC outlets to Universal Power Supply
• Dual 13amp 220VAC outlets to Commercial Power Supply
• Two interior 10 socket outlet strips with LED amp meter display

(2)	HP Proliant DL16x Servers

(2)	HP Proliant DL18x Servers

(4)	HP DL14x Servers
Server Specifications:

DL16x Servers

1.	DL160G5 Server

  1 x Quad-Core Intel® Xeon® processor E5430 (2.66 GHz, 80W, 1333MHz FSB)
  4 GB PC2-5300 DDR2 fully buffered DIMMs (667MHz)
  1 x HP SC40Ge SAS HBA with RAID
  1 x HP 1U 9.5mm DVD ROM Kit
  2x embedded NC105i PCIe Gigabit Server Adapters
  1 x PCI-e SCSI Card for Autoloader
  HP 1y 24x7 ProLiant DL14x/16x HW Supp
  Optional CD/DVD-ROM, DVD/CD RW
  (5) USB ports (two front, two rear & 1 internal) , 650W Power Supply (Non-Hot Plug, Autoswitching)

  1 HP 4GB FBD PC2-5300 2x2GB Kit
  2 HP 300GB 15K SAS 3.5 SP HDD
  1 HP 1U 9.5mm DVD ROM Kit
  1 HP SC11Xe HBA
  1 HP 1yr 24x7 ProLiant DL14x/16x HW Supp

2.	HP Proliant DL160G5 Server
  Quad-Core Intel® Xeon® processor E5430 (2.66 GHz, 80W, 1333MHz FSB)
  2 GB PC2-5300 DDR2 fully buffered DIMMs (667MHz)
  2x 72GB 15K SAS 3.5 Hot Plug Hard Drive
  HP SC40Ge SAS HBA with RAID
  HP 1U 9.5mm DVD ROM Kit
  2x embedded NC105i PCIe Gigabit Server Adapters
  HP 1y 4h 24x7 ProLiant DL14x/16x HW Supp
  Optional CD/DVD-ROM, DVD/CD RW
  (5) USB ports (two front, two rear & 1 internal) , 650W Power Supply (Non-Hot Plug, Autoswitching)

  1 HP 1GB FBD PC2-5300 2x512 Kit
  2 HP 72GB 15K SAS 3.5 Hot Plug Hard Drive
  1 HP 1U 9.5mm DVD ROM Kit
  1 HP 1y 4h 24x7 ProLiant DL14x/16x HW Supp
DL180x Servers

1.	HP Proliant DL180G5 Server
  1 x Quad-Core Intel® Xeon® processor E5420 (2.50 GHz, 80W, 1333 MHz FSB)
  4 GB PC2-5300 DIMMs (DDR2-667)
  2x 146GB 15K SAS 3.5 DP HDD
  2x 300GB 15K SAS 3.5 DP HDD
  HP Smart Array E200/128MB Controller
  HP Slim 12.7mm DVDRW Optical Kit
  HP NC105i PCI-E (embedded)
  1 x redundant Power Supply HP 1y 4h 24x7 ProLiant DL18x HW Support

  HP Embedded SATA RAID Controller, Supports up to four: 3.5" SATA or SAS hard drives
  Optional support up to 8 hard drives; Smart array controller and two cables (464830- B21) are required
  (7) USB ports (2 front, 4 rear & 1 internal) , 750W Power Supply (Optional Redundant Non-Hot Plug, Autoswitching)
2.	HP Proliant DL180G5 Server
  Quad-Core Intel® Xeon® processor E5420 (2.50 GHz, 80W, 1333 MHz FSB)
  4 GB PC2-5300 DIMMs (DDR2-667)
  4x 146GB 15K SAS 3.5 DP HDD
  HP Int SAS/SATA Multi-Lane Cable Kit
  HP Smart Array E200/128MB Controller
  HP Slim 12.7mm DVDRW Optical Kit
  HP NC105i PCI-E (embedded)
  1 x redundant Power Supply
  HP 1y 4h 24x7 ProLiant DL18x HW Support

		HP DL180 G5 E5420 1GB LFF Svr [#1]
HP	1	HP DL180 G5 E5420 1GB 4LFF AP Svr
		• (1) Quad-Core Intel® Xeon® processor E5420 (2.50 GHz, 80 W, 1333 MHz FSB 2 x 6MB L2 cache)
		• 1GB (1 x 1GB) PC2-5300 DIMMs (DDR2-667)with ECC capabilities
		• One HP NC7781 (embedded) (Wake on LAN and PXE capable), Optional DVD or DVD RW drive
		• (1) low Profile x8 PCI-Express slot + (2) two full-length/full height x8 PCI-Express (x4 electrical - Standard) or (2) PCI-X Slots (optional)
		• HP Embedded SATA RAID Controller, Supports up to four: 3.5" SATA or SAS hard drives,
		• Optional support up to 8 hard drives; Smart array controller and two cables (464830-B21) are required
		• (7) USB ports (2 front, 4 rear & 1 internal) , 750W Power Supply (Optional Redundant Non-Hot Plug, Autoswitching)
		• One-year warranty on parts
HP	1	HP 2GB Reg PC2-5300 2x1GB Kit
HP	1	HP 1GB REG PC2-5300 1x1GB Kit
HP	4	HP 146GB 15K SAS 3.5 DP HDD
HP	1	HP Slim 12.7mm DVDRW Kit
HP	1	HP Int SAS/SATA Multi-Lane Cable Kit
HP	1	HP Smart Array E200/128MB Controller
HP	1	HP Rdnt Power Suply Kit
HP	1	HP 3y 4h 24x7 ProLiant DL18x HW Support
DL14x Server specifications

  Intel Xeon 2.4 GHz processor with 512-KB second level ECC cache standard, 533MHz front-side-bus supporting Hyper-Threading Technology

  1 GB PC2100 DDR SDRAM running at 266MHz, with Advanced ECC capabilities

  Integrated Dual Broadcom 10/100/1000 NICs (Wake on LAN and PXE capable)

  Integrated Dual Channel Ultra ATA/100 Adapter (ATA Models)

  Support for up to two 1" ATA/100 Non Hot Plug hard drives

  One PCI-X 64-bit/133MHz PCI slot operating at 3.3 volts

EXHIBIT A

ASSIGNEE'S BILL OF SALE

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, authorized officer of Keychain , Ltd. ("Seller"), hereby assigns, conveys and transfers over unto Sinobiomed Inc. ("Buyer"), all of Seller’s right, title and interest, if any, in and to the Assets as defined in that certain Asset Purchase Agreement between Seller and Buyer dated December 10, 2010 (the "Purchase Agreement").

The purchase price for the Assets is US$225,000, deliverable in 4,500,000 shares of the Buyer’s Common Stock, par value .001 per share. THE ASSETS ARE BEING SOLD "AS-IS, WHERE-IS" WITH NO WARRANTIES OR REPRESENTATIONS, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed as of the 10th day of December, 2010.

Keychain, Ltd.

By:
Name:
Title: